SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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RCI Hospitality Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

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RCI HOSPITALITY HOLDINGS, INC.

10959 CUTTEN ROAD

HOUSTON, TEXAS 77066

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, AUGUST 9, 2016

The Annual Meeting of Stockholders (the “Annual Meeting”) of RCI Hospitality Holdings, Inc. (“we,” “us” and the “Company”) will be held at 315 Bourbon Street, New Orleans, Louisiana 70130 (at Rick’s Cabaret), on Tuesday, August 9, 2016 at 10:00 AM (Central Time) for the following purposes:

(1)	To elect six (6) directors;
(2)	To ratify the selection of Whitley Penn LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2016; and
(5)	To act upon such other business as may properly come before the Annual Meeting.

Only holders of common stock of record at the close of business on June 13, 2016, will be entitled to vote at the Annual Meeting or any adjournment thereof.  You are cordially invited to attend the Annual Meeting.

We have elected to furnish proxy materials and our fiscal 2015 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission rules, which should allow us to reduce costs. On or about June 28, 2016, we began mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about June 28, 2016. The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail.  The Proxy Statement, Annual Report to security holders for the year ended September 30, 2015, proxy card and President’s letter are available at www.proxyvote.com.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. If you received the proxy materials by mail, you can vote your shares by completing, signing, dating, and returning your completed proxy card, by telephone or over the Internet. If you received the proxy materials over the Internet, a proxy card was not sent to you, and you may vote your shares only by telephone or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

JUNE 28, 2016

HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.

10959 CUTTEN ROAD

HOUSTON, TEXAS 77066

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 9, 2016

This proxy statement (the “Proxy Statement”) is being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of RCI Hospitality Holdings, Inc., a Texas corporation (“we,” “us” and the “Company”), for their use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 315 Bourbon Street, New Orleans, Louisiana 70130 (at Rick’s Cabaret), on Tuesday, August 9, 2016 at 10:00 AM (Central Time), and at any adjournments thereof, for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

We have elected to furnish proxy materials and our fiscal 2015 Annual Report on Form 10-K (“Annual Report”) to many of our stockholders over the Internet pursuant to Securities and Exchange Commission (“SEC”) rules, which should allow us to reduce costs.  On or about June 28, 2016, we began mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote online. All stockholders who have previously expressed a specific request to receive paper copies of proxy materials will be sent a copy of the Proxy Statement and Annual Report by mail beginning on or about June 28, 2016.  The Notice also contains instructions on how you can elect to receive a printed copy of the Proxy Statement and Annual Report, if you only received a Notice by mail.  The Proxy Statement, Annual Report to security holders for the year ended September 30, 2015, proxy card and President’s letter are available at www.proxyvote.com.  The cost of solicitation of proxies is being borne by us.

The close of business on June 13, 2016 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.  As of June 13, 2016, we had 9,804,907 shares of common stock, par value $0.01 per share, issued and outstanding.  The presence, in person or by proxy, of a majority of the outstanding shares of common stock on the record date is necessary to constitute a quorum at the Annual Meeting.  Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting.  A plurality of the shares voted in person or represented by proxy at the Annual Meeting will elect as Directors the nominees named in Proposal Number 1.  Stockholders may not cumulate their votes for the election of Directors.  The affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (see Proposal Number 2). Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. Abstentions and broker non-votes will not be counted as having voted either for or against a proposal.

All shares represented by properly executed proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies.  If no direction is indicated, the shares will be voted (i) FOR THE ELECTION OF THE NOMINEES NAMED HEREIN, and (ii) FOR THE RATIFICATION OF WHITLEY PENN LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016.  The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Under the rules of the New York Stock Exchange (“NYSE”), brokers who hold shares in “street name” for customers are precluded from exercising voting discretion with respect to the approval of non-routine matters (so called “broker non-votes”) where the beneficial owner has not given voting instructions. Because most large brokerage firms are NYSE member organizations, these rules affect almost all public companies and not just those listed on the NYSE. Effective July 1, 2009, the NYSE amended its rule regarding discretionary voting by brokers on uncontested elections of directors such that any investor who does not instruct the investor’s broker on how to vote in an election of directors will cause the broker to be unable to vote that investor’s shares on an election of directors. Previously, the broker could exercise its own discretion in determining how to vote the investor’s shares even when the investor did not instruct the broker on how to vote. Accordingly, with respect to the election of directors (see Proposal Number 1), a broker is not entitled to vote the shares of common stock unless the beneficial owner has given instructions. With respect to the ratification of the appointment of Whitley Penn LLP as our independent registered public accounting firm (see Proposal Number 2), a broker will have discretionary authority to vote the shares of our stock if the beneficial owner has not given instructions.

The enclosed Proxy, even though executed and returned, may be revoked at any time prior to the voting of the Proxy (i) by execution and submission of a revised proxy, (ii) by written notice to our Secretary, or (iii) by voting in person at the Annual Meeting.

___________________________________________________________________

PROPOSAL 1

TO ELECT SIX DIRECTORS FOR THE ENSUING YEAR

___________________________________________________________________

NOMINEES FOR DIRECTORS

The persons named in the enclosed Proxy have been selected by the Board of Directors to serve as proxies (the “Proxies”) and will vote the shares represented by valid proxies at the Annual Meeting of Stockholders and adjournments thereof.  Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the nominees listed below.  Each duly elected Director will hold office until his successor shall have been elected and qualified.  Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed Proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

The Board of Directors unanimously recommends a vote FOR the election of each of the nominees listed below.  All of the nominees presently serve as Directors.

Eric S. Langan, age 48, has been a Director since 1998 and our President since March 1999. He has been involved in the adult entertainment business since 1989. From January 1997 through the present, he has held the position of President of XTC Cabaret, Inc. From November 1992 until January 1997, Mr. Langan was the President of Bathing Beauties, Inc. Since 1989, Mr. Langan has exercised managerial control over more than a dozen adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses.

Robert L. Watters, age 65, is our founder and has been our Director since inception. Mr. Watters was our President and our Chief Executive Officer from 1991 until March 1999. Since 1999, Mr. Watters has owned and operated Rick’s Cabaret, an adult entertainment club in New Orleans, Louisiana, which licenses our name. He was also a founder in 1989 and operator until 1993 of the Colorado Bar & Grill, an adult club located in Houston, Texas and in 1988 performed site selection, negotiated the property purchase and oversaw the design and permitting for the club that became the Cabaret Royale, in Dallas, Texas. Mr. Watters practiced law as a solicitor in London, England and is qualified to practice law in New York. Mr. Watters worked in the international tax group of the accounting firm of Touche, Ross & Co. (now succeeded by Deloitte & Touche) from 1979 to 1983 and was engaged in the private practice of law in Houston, Texas from 1983 to 1986, when he became involved in our full-time management. Mr. Watters graduated from the London School of Economics and Political Science, University of London, in 1973 with a Bachelor of Laws (Honours) degree and in 1975 with a Master of Laws degree from Osgoode Hall Law School, York University. Since founding Rick’s Cabaret, Mr. Watters has been in the adult entertainment industry. He brings this valuable experience to the Board.

Travis Reese, age 46, became our Director and V.P.-Director of Technology in 1999. From 1997 through 1999, Mr. Reese had been a senior network administrator at St. Vincent’s Hospital in Santa Fe, New Mexico. During 1997, Mr. Reese was a computer systems engineer with Deloitte & Touche. From 1995 until 1997, Mr. Reese was Vice President with Digital Publishing Resources, Inc., an Internet service provider. From 1994 until 1995, Mr. Reese was a pilot with Continental Airlines. From 1992 until 1994, Mr. Reese was a pilot with Hang On, Inc., an airline company. Mr. Reese has an Associate’s Degree in Aeronautical Science from Texas State Technical College. In addition to being involved in the adult entertainment industry since 1992, Mr. Reese’s in-depth information technology knowledge is essential to the Board’s oversight of our internet businesses.

Steven L. Jenkins, age 59, has been a Director since June 2001. Since 1988, Mr. Jenkins has been a certified public accountant with Pringle Jenkins & Associates, P.C., located in Houston, Texas. Mr. Jenkins is the President and owner of Pringle Jenkins & Associates, P.C. Mr. Jenkins has a BBA Degree (1979) from Texas A&M University. Mr. Jenkins is a member of the AICPA and the TSCPA. Mr. Jenkins’ impressive accounting background makes him a valuable asset to the Board and the Audit Committee.

Luke Lirot, age 59, became a Director in July 2007. Mr. Lirot received his law degree from the University of San Francisco in 1986. After serving as an intern in the San Francisco Public Defender’s Office in 1986, Mr. Lirot returned to Florida and established a private law practice where he continues to practice and specializes in adult entertainment issues. He is a past President of the First Amendment Lawyers’ Association and has actively participated in numerous state and federal legal matters.  Mr. Lirot represents as counsel scores of individuals and entities within our industry. Having practiced in this area for over 30 years, he is aware of virtually every type of legal issue that can arise, making him an important member of the Board.

Nour-Dean Anakar, age 59, became a Director in September 2010. Mr. Anakar has over 20 years of experience in senior positions in the development and management of betting and gaming, sports and entertainment, and hospitality and leisure operations in the United States, Europe, and Latin America. From 1988 until 2000 he held executive management and business development positions with Ladbrokes USA and Ladbrokes South America. In 2001, Mr. Anakar became the managing partner of LCIN LLC and LCIN S.A., San Diego and Buenos Aires based gaming companies, which were contracted by Grupo Codere of Spain to oversee the development of all new technology gaming projects and operations in Latin America. He received his BA in Management Science from Duke University and CHA in Hospitality Management from the Conrad Hilton College at the University of Houston. Mr. Anakar’s experience managing and developing businesses in industries with similar characteristics to ours make him an excellent fit to the Board.

OUR DIRECTORS AND EXECUTIVE OFFICERS

Our directors are elected annually and hold office until the next annual meeting of our stockholders or until their successors are elected and qualified. Officers are elected annually and serve at the discretion of the Board of Directors. There is no family relationship between or among any of our directors and executive officers. Our Board of Directors consists of six persons. The following table sets forth our directors and executive officers:

Name	Age	Position
Eric S. Langan	48	Director and CEO/President
Phillip K. Marshall	66	Chief Financial Officer
Travis Reese	46	Director and V.P.—Director of Technology
Robert L. Watters	65	Director
Steven L. Jenkins	59	Director
Luke Lirot	59	Director
Nour-Dean Anakar	59	Director

Phillip Marshall has served as our Chief Financial Officer since May 2007. He was previously controller of Dorado Exploration, Inc., an oil and gas exploration and production company, from February 2007 to May 2007. He previously served as Chief Financial Officer of CDT Systems, Inc., a publicly held water technology company, from July 2003 to September 2006. In 1972, Mr. Marshall began his public accounting career with the international accounting firm, KMG Main Hurdman. After its merger with Peat Marwick, Mr. Marshall served as an audit partner at KPMG for several years. After leaving KPMG, Mr. Marshall was partner in charge of the audit practice at Jackson & Rhodes in Dallas from 1992 to 2003, where he specialized in small publicly held companies. Mr. Marshall is also a trustee of United Mortgage Trust and United Development Funding IV, publicly held real estate investment trusts.

RELATED TRANSACTIONS

Our Board of Directors has adopted a policy that our business affairs will be conducted in all respects by standards applicable to publicly held corporations and that we will not enter into any future transactions and/or loans between us and our officers, directors and 5% stockholders unless the terms are no less favorable than could be obtained from independent, third parties and will be approved by a majority of our independent and disinterested directors. We currently have four independent directors, Steven Jenkins, Nour-Dean Anakar, Luke Lirot and Robert Watters. We know of no related transactions for the year ended September 30, 2015 or any currently proposed related transactions.

Review, Approval, or Ratification of Transactions

Currently, we rely on our Board of Directors to review related party transactions on an ongoing basis to prevent conflicts of interest. Our Board of Directors reviews a transaction in light of the affiliations of the director, officer, or employee and the affiliations of such person’s immediate family. Our Board of Directors will approve or ratify a transaction if it determines that the transaction is consistent with our best interests and the best interests of our stockholders.

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND ITS COMMITTEES

All directors are expected to make every effort to attend meetings of the Board of Directors, meetings of any Board Committees on which such director serves, and annual meetings of stockholders. The Board of Directors held four meetings during the fiscal year ended September 30, 2015.  The Board of Directors also executed four consents to action in lieu of a meeting of the Board of Directors, which were approved unanimously. During the fiscal year ended September 30, 2015, none of our current directors attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director, and (ii) the total number of meetings held by all committees of the Board on which he served during the periods that he served.  All of our six directors attended the prior year’s annual meeting of stockholders. There is no family relationship between or among any of our directors and executive officers.  We have four directors who meet the definition of “independent director” under the NASDAQ Stock Market Rules.

Eric Langan serves as both Chairman of the Board of Directors and Chief Executive Officer.  Of our four independent directors, no director has been designated “lead” independent director.  Accordingly, all four independent directors have an equal role in the leadership of the Board.  We believe that our overall leadership structure is appropriate based on our current size.

As a part of its oversight function, the Board of Directors monitors how management operates the company. Risk is an important part of deliberations at the Board and committee level throughout the year. Committees consider risks associated with their particular areas of responsibility. The Board of Directors as a whole considers risks affecting us. To that end, the Board conducts periodic reviews of corporate risk management policies and procedures.  The Board and its committees consider, among other things, the relevant risks to us when granting authority to management and approving business strategies. Through this risk oversight process, the Board reserves the right to make changes to our leadership structure in the future if it deems such changes are appropriate and in the best interest of our stockholders.

AUDIT COMMITTEE

We have an Audit Committee whose current members are Steven Jenkins, Nour-Dean Anakar, Luke Lirot and Robert L. Watters.  All members of the Audit Committee are independent directors.  The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board of Directors.  The Audit Committee meets privately with our Chief Financial Officer and with our independent registered public accounting firm and evaluates the responses by the Chief Financial Officer both to the facts presented and to the judgments made by our outside independent registered public accounting firm.  Steven L. Jenkins serves as the Audit Committee’s Financial Expert. The Audit Committee held five meetings during the fiscal year ended September 30, 2015.

In August 2015, our Board adopted a new Charter for the Audit Committee.   A copy of the Audit Committee Charter can be found on our website at www.rcihospitality.com/investor.  The Charter establishes the independence of our Audit Committee and sets forth the scope of the Audit Committee’s duties.  The purpose of the Audit Committee is to conduct continuing oversight of our financial affairs.  The Audit Committee conducts an ongoing review of our financial reports and other financial information prior to their being filed with the SEC, or otherwise provided to the public.  The Audit Committee also reviews our systems, methods and procedures of internal controls in the areas of: financial reporting, audits, treasury operations, corporate finance, managerial, financial and SEC accounting, compliance with law, and ethical conduct.  NASDAQ Stock Market Rules require all members of the Audit Committee to be independent.  The Audit Committee is objective, and reviews and assesses the work of our independent registered public accounting firm and our internal audit department.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended September 30, 2015. The Audit Committee has discussed with Whitley Penn LLP, our independent registered public accounting firm (“Whitley Penn”), the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has received from Whitley Penn the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Whitley Penn’s communications with the Audit Committee concerning independence, and has discussed with Whitley Penn the independence of Whitley Penn.

Based on the review and discussions referred to in the paragraph above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended September 30, 2015. This report is furnished by the Audit Committee of our Board of Directors, whose members are:

Steven L. Jenkins

Luke Lirot

Nour-Dean Anakar

Robert L. Watters

NOMINATING COMMITTEE

We have a Nominating Committee whose current members are Steven Jenkins, Nour-Dean Anakar, Luke Lirot and Robert L. Watters.  In July 2004, the Board unanimously adopted a Charter with regard to the process to be used for identifying and evaluating nominees for director.   The Charter establishes the independence of our Nominating Committee and sets forth the scope of the Nominating Committee’s duties.  NASDAQ Stock Market Rules require all members of the Nominating Committee to be independent.  Pursuant to its Charter, the Committee has the power and authority to consider Board nominees and proposals submitted by our stockholders and to establish any procedures, including procedures to facilitate stockholder communication with the Board of Directors, and to make any such disclosures required by applicable law in the course of exercising such authority.  A copy of the Nominating Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Nominating Committee held one meeting during the fiscal year ended September 30, 2015.

Stockholders who wish to submit a proposal for consideration by the Nominating Committee should review the proposal requirements and deadlines referenced in the section “Future Proposals of Stockholders” below. Stockholder recommendations to the Board of Directors should be sent to 10959 Cutten Road, Houston, Texas 77066, Attn: President. Any stockholder recommendations for consideration by the Nominating Committee should include the candidate’s name, biographical information, information regarding any current or past relationships between the candidate and RCI Hospitality Holdings, Inc., a description of our shares beneficially owned by the recommending stockholder, a description of all arrangements between the candidate and the recommending stockholder and any other person under which the candidate is being recommended, a written indication of the candidate’s willingness to serve on the Board of Directors, any other information required to be provided under securities laws and regulations, and a written indication to provide such other information as the Nominating Committee may reasonably request. All candidates, whether proposed by a stockholder or by any other means, will be evaluated based on the criteria established by the Board of Directors.  Minimum criteria for non-employee candidates includes financial experience and “independence” as defined under applicable rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002 and NASDAQ Stock Market Rules.  Additional criteria may include:  (a) satisfactory results of any background investigation; (b) experience and expertise; (c) financial resources; (d) time availability; (e) community involvement; (f) diversity of viewpoints, backgrounds, experiences and other demographics, and (g) such other criteria as the Nominating Committee may determine to be relevant.

COMPENSATION COMMITEE

We have a Compensation Committee whose current members are Steven Jenkins, Nour-Dean Anakar, Luke Lirot and Robert L. Watters.  In June 2014, the Compensation Committee adopted a Charter with regard to the Compensation Committee’s responsibilities, including evaluating, reviewing and determining the compensation of our Chief Executive Officer and other executive officers. A copy of the Compensation Committee’s Charter can be found on our website at www.rcihospitality.com/investor. The Compensation Committee held two meetings during the fiscal year ended September 30, 2015.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (see below) to be included in this Proxy Statement on Schedule 14A. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this report. This report is furnished by the Compensation Committee of our Board of Directors, whose members are:

Steven L. Jenkins

Luke Lirot

Nour-Dean Anakar

Robert L. Watters

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Messrs. Jenkins, Lirot, Anakar and Watters. No interlocking relationship exists between any member of the Compensation Committee and any member of any other company’s Board of Directors or compensation committee.

EXECUTIVE SESSIONS

At least twice a year the independent directors meet in executive session without company management present. The purpose of executive session meetings is to encourage and enhance communication among independent directors. Typically, executive sessions are held immediately after the year-end Audit Committee meeting and the second fiscal quarter-end Audit Committee meeting. Additional executive sessions may be held as needed. The independent directors held two executive sessions during the year ended September 30, 2015.

Stockholder Communications

We do not currently have a process for security holders to send communications to the Board of Directors, which we believe is appropriate based on our size, the limited number of our stockholders and the limited number of communications which we receive.  However, we welcome comments and questions from our stockholders.  Stockholders can direct communications to our Chairman and Chief Executive Officer, Eric Langan at our executive offices, 10959 Cutten Road, Houston, Texas  77066.  While we appreciate all comments from stockholders, we may not be able to individually respond to all communications.  We attempt to address stockholder questions and concerns in our press releases and documents filed with the SEC so that all stockholders have access to information about us at the same time.  Mr. Langan collects and evaluates all stockholder communications.  If the communication is directed to the Board of Directors generally or to a specific director, Mr. Langan will disseminate the communication to the appropriate party at the next scheduled Board of Directors meeting.  If the communication requires a more urgent response, Mr. Langan will promptly direct that communication to the appropriate executive officer or director.  All communications addressed to our directors and executive officers will be reviewed by those parties unless the communication is clearly frivolous.

COMPENSATION DISCUSSION AND ANALYSIS

This compensation discussion and analysis describes the material elements of the Company’s compensation programs as they relate to our executive officers who are listed in the compensation tables appearing below. This compensation discussion and analysis focuses on the information contained in the following tables and related footnotes.  The individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2015, as well as the other individuals included in the Summary Compensation Table, are referred to as the “named executive officers.”

Overview of Compensation Committee Role and Responsibilities

The Compensation Committee of the Board of Directors oversees our compensation plans and policies, reviews and approves all decisions concerning the named executive officers’ compensation, which may further be approved by the Board, and administers our stock option and equity plans, including reviewing and approving stock option grants and equity awards under the plans. The Compensation Committee’s membership is determined by the Board and is composed entirely of independent directors.

Management plays a role in the compensation-setting process. The most significant aspects of management’s role are to evaluate employee performance and recommend salary levels and equity compensation awards. Our Chief Executive Officer often makes recommendations to the Compensation Committee and the Board concerning compensation for other executive officers. Our Chief Executive Officer is a member of the Board but does not participate in Board decisions regarding any aspect of his own compensation. The Compensation Committee can retain independent advisors or consultants, but did not retain any such advisors or consultants during the last completed fiscal year.

Compensation Committee Process

The Compensation Committee reviews executive compensation in connection with the evaluation and approval of an employment agreement, an increase in responsibilities or other factors. With respect to equity compensation awarded to other employees, the Compensation Committee or the Board grants stock options, often after receiving a recommendation from our Chief Executive Officer. The Compensation Committee also evaluates proposals for incentive and performance equity awards, and other compensation.

Compensation Philosophy

The Compensation Committee emphasizes the important link between the Company’s performance, which ultimately affects stockholder value, and the compensation of its executives. Therefore, the primary goal of the Company’s executive compensation policy is to try to align the interests of the executive officers with the interests of the stockholders. In order to achieve this goal, the Company attempts to, (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to the long-term success of the Company and reward them for their efforts in ensuring the success of the Company, (ii) align the Company’s compensation programs with the Company’s long-term business strategies and objectives, and (iii) provide variable compensation opportunities that are directly linked to the Company’s performance and stockholder value, including an equity stake in the Company. Our named executive officers’ compensation utilizes two primary components—base salary and long-term equity compensation—to achieve these goals.  Additionally, the Compensation Committee may award discretionary bonuses to certain executives based on the individual’s contribution to the achievement of the Company’s strategic objectives.

Setting Executive Compensation

We fix executive base compensation at a level we believe enables us to hire and retain individuals in a competitive environment and to reward satisfactory individual performance and a satisfactory level of contribution to our overall business goals. We also take into account the compensation that is paid by companies that we believe to be our competitors and by other companies with which we believe we generally compete for executives.

In establishing compensation packages for executive officers, numerous factors are considered, including the particular executive’s experience, expertise and performance, our company’s overall performance and compensation packages available in the marketplace for similar positions. In arriving at amounts for each component of compensation, our Compensation Committee strives to strike an appropriate balance between base compensation and incentive compensation. The Compensation Committee also endeavors to properly allocate between cash and non-cash compensation and between annual and long-term compensation.

The Role of Stockholder Say-on-Pay Votes.

At our annual meeting of stockholders held on August 6, 2014, approximately 94.3% of the stockholders who voted on the “say-on-pay” proposal approved the compensation of our named executive officers, as disclosed in the proxy statement. Although the advisory stockholder vote on executive compensation is non-binding, the Compensation Committee will consider the outcome of that vote and future votes, including the say-on-pay proposal included in this proxy statement, when making future compensation decisions for named executive officers.

Base Salary

The Company provides executive officers and other employees with base salary to compensate them for services rendered during the fiscal year. Subject to the provisions contained in employment agreements with executive officers concerning base salary amounts, base salaries of the executive officers are established based upon compensation data of comparable companies in our market, the executive’s job responsibilities, level of experience, individual performance and contribution to the business. We believe it is important for the Company to provide adequate fixed compensation to highly qualified executives in our competitive industry. In making base salary decisions, the Compensation Committee uses its discretion and judgment based upon personal knowledge of industry practice but does not apply any specific formula to determine the base salaries for the executive officers.

Equity-Based Awards—Equity Compensation Plans

The Compensation Committee uses equity awards, usually in the form of stock options, primarily to motivate our named executive officers to realize benefits from longer-term strategies that increase stockholder value, and to promote commitment and retention. Equity awards vest upon the achievement of performance criteria that the Company believes are critical to its long-term success.

The Compensation Committee believes that stock options are an important form of long-term incentive compensation because they align the executive officer’s interests with the interests of stockholders, since the options have value only if our stock price increases over time. From time to time, the Compensation Committee may consider circumstances that warrant the grant of full value awards such as restricted stock units. Examples of these circumstances include, among others, attracting a new executive to the team; recognizing a promotion to the executive team; retention; and rewarding outstanding long-term contributions.

Our equity grant practices require that stock options and other equity compensation have prices not less than the fair market value of our common stock on the date of grant. The fair market value of our stock option awards has historically been the NASDAQ closing price on the date of grant.

Retirement Savings Plan

The Company maintains a retirement savings plan for the benefit of our executives and employees. Our Simple IRA Plan is intended to qualify as a defined contribution arrangement under the Internal Revenue Code (the “Code”). Participants may elect to defer a percentage of their eligible pretax earnings each year or contribute a fixed amount per pay period up to the maximum contribution permitted by the Code. All participants’ plan accounts are 100% vested at all times. All assets of our Simple IRA Plan are currently invested, subject to participant-directed elections, in a variety of mutual funds chosen from time to time by the Plan Administrator. Distribution of a participant’s vested interest generally occurs upon termination of employment, including by reason of retirement, death or disability. We make certain matching contributions to the Simple IRA Plan.

Perquisites and Other Personal Benefits

The Company’s executive officers participate in the Company’s other benefit plans on the same terms as other employees. These plans include medical, dental, life and disability insurance. Relocation benefits also are reimbursed and are individually negotiated when they occur. The Company reimburses each executive officer for all reasonable business and other expenses incurred by them in connection with the performance of their duties and obligations under their employment agreements. The Company does not provide named executive officers with any significant perquisites or other personal benefits except for an auto for each executive’s business use.

Summary Compensation Table

The following table reflects all forms of compensation for services to us for the fiscal years ended September 30, 2015, 2014 and 2013 of certain executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)	(i)		(j)
Eric Langan,	2015	832,143	-0-	245,870	(1)	-0-		-0-	-0-	67,505	(1)	1,145,518
President/	2014	856,731	-0-	61,467	(1)	-0-		-0-	-0-	97,680	(1)	1,015,878
CEO	2013	764,423	-0-	-0-		249,387	(1)	-0-	-0-	99,859	(1)	1,113,669

Phillip	2015	251,442	-0-	-0-		-0-		-0-	-0-	25,734	(2)	277,176
Marshall,	2014	246,538	-0-	-0-		-0-		-0-	-0-	29,070	(2)	275,608
CFO	2013	223,813	-0-	-0-		44,267	(2)	-0-	-0-	28,145	(2)	296,225

Travis	2015	280,000	-0-	-0-		-0-		-0-	-0-	36,562	(3)	316,562
Reese,	2014	241,538	-0-	-0-		-0-		-0-	-0-	18,447	(3)	259,985
Executive	2013	231,538	-0-	-0-		56,304	(3)	-0-	-0-	18,193	(3)	306,035
Vice President

1	Mr. Langan received 215,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 155,000 were replacement of the September 30, 2010 options. Mr. Langan received 10,000 options to purchase shares of our common stock at an exercise price of $8.78 on June 27, 2012. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Langan also received 58,000 shares of restricted stock in July 2014. The shares vest in two years. Mr. Langan and his family received the use of certain automobiles in each year.
2	Mr. Marshall received 40,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 20,000 were replacement of the September 30, 2010 options. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Marshall and his family received the use of certain automobiles in each year.
3	Mr. Reese received 40,000 options to purchase shares of our common stock at an exercise price of $8.35 on July 2, 2012, of which 25,000 were replacement of the September 30, 2010 options. Mr. Reese received 10,000 options to purchase shares of our common stock at an exercise price of $8.78 on June 27, 2012. These are not amounts paid to or realized by the executive. Assumptions used in the calculation of these compensation costs are included in Note I to the Company’s audited financial statements included in this Form 10-K. Mr. Reese and his family received the use of certain automobiles in each year.

GRANTS OF PLAN-BASED AWARDS

There were no grants of plan-based awards for the year ended September 30, 2015.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Outstanding Equity Awards at Fiscal
Year End	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(e)	(g)	(h)	(i)	(j)

Eric Langan	0	0	0			58,000	$604,360	0	0
Phillip Marshall	0	0	0			0	0	0	0
Travis Reese	0	0	0			0	0	0	0

OPTION EXERCISES

There were no option exercises by officers in the year ended September 30, 2015.

DIRECTOR COMPENSATION

We pay the expenses of our directors in attending board meetings. We paid no equity-based compensation during the fiscal year ended September 30, 2015. We have agreed to pay our non-executive directors $20,000 in cash for each of the 2015 and 2016 fiscal years. Following is a schedule of the compensation paid to our directors in the year ended September 30, 2015:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Robert Watters	20,000	-0-	$-0-	-0-	-0-	-0-	$20,000
Nourdean Anakar	20,000	-0-	$-0-	-0-	-0-	-0-	$20,000
Steve Jenkins	20,000	-0-	$-0-	-0-	-0-	-0-	$20,000
Luke Lirot	20,000	-0-	$-0-	-0-	-0-	-0-	$20,000
Eric Langan	-0-	-0-	$-0-	-0-	-0-	-0-	$-0-
Travis Reese	-0-	-0-	$-0-	-0-	-0-	-0-	$-0-

EMPLOYMENT AGREEMENTS

On July 24, 2015, we entered into a new Employment Agreement with our Chief Executive Officer and President, Eric Langan.  His previous employment agreement expired on July 23, 2015. The new agreement has a term of three years and provides for an annual base salary of $875,000 for the first year of the term and an annual base salary of $900,000 for the second and third year of the term. The agreement also provides for bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation. Under the terms of the agreement, Mr. Langan is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

On September 15, 2014, we entered into a new Employment Agreement with Travis Reese, our Executive Vice President, Director of Technology and Corporate Secretary. His previous employment agreement expired on July 23, 2014. The new agreement has a term of three years and provides for an annual base salary of $280,000 for the first year, $300,000 for the second year and $320,000 for the third year. Under the terms of the agreement, Mr. Reese is bound to a confidentiality provision and cannot compete with us for a period upon termination of the agreement.

On June 27, 2013, we entered into an Employment Agreement with Phillip K. Marshall to serve as our Chief Financial Officer. Mr. Marshall’s Employment Agreement, which expired on May 30, 2016, provided for an annual base salary of $245,000 for the first year, $250,000 for the second year and $255,000 for the third year. Under the terms of his Employment Agreement, Mr. Marshall is bound to a confidentiality provision and cannot compete with us upon the expiration of his Employment Agreement. We are presently in discussions with Mr. Marshall to enter into a new employment agreement.

The employment agreements of Messrs. Langan, Reese and Marshall each provide that, in the event we terminate such employee without cause or such employee terminates his employment because we reduce or fail to pay his compensation or materially change his responsibilities, such employee is entitled to receive in one lump sum payment the full remaining amount under the term of his employment agreement to which he would have been entitled had his agreement not been terminated.

We have not established long-term incentive plans or defined benefit or actuarial plans.

EMPLOYEE STOCK OPTION PLANS

While we have been successful in attracting and retaining qualified personnel, we believe that our future success will depend in part on our continued ability to attract and retain qualified personnel. We pay wages and salaries that we believe are competitive. We also believe that equity ownership is an important factor in our ability to attract and retain skilled personnel. We have adopted stock option plans (the “Plans”) for employees and directors. The purpose of the Plans is to further the interests of the Company, our subsidiaries and our stockholders by providing incentives in the form of stock options to key employees and directors who contribute materially to our success and profitability. The grants recognize and reward outstanding individual performances and contributions and will give such persons a proprietary interest in us, thus enhancing their personal interest in our continued success and progress. The Plans also assist us and our subsidiaries in attracting and retaining key employees and directors. The Plans are administered by the Board of Directors. The Board of Directors has the exclusive power to select the participants in the Plans, to establish the terms of the options granted to each participant, provided that all options granted shall be granted at an exercise price not less than the fair market value of the common stock covered by the option on the grant date and to make all determinations necessary or advisable under the Plans.

In August 1999, we adopted the 1999 Stock Option Plan (the “1999 Plan”) with 500,000 shares authorized to be granted and sold under the 1999 Plan. In August 2004, stockholders approved an Amendment to the 1999 Plan (the “Amendment”) which increased the total number of shares authorized to 1 million. In July 2007, stockholders approved an Amendment to the 1999 Plan (the “Amendment”), which increased the total number of shares authorized to 1.5 million. The 1999 Plan was terminated by law in July 2009.  Our Board of Directors approved the 2010 Stock Option Plan on September 30, 2010.  The 2010 Plan was approved by the stockholders of the Company for adoption at the 2011 Annual Meeting of Stockholders. At the 2012 Annual Meeting of Stockholders, stockholders approved amending the 2010 Plan to increase the maximum aggregate number of shares of common stock that may be optioned and sold from 500,000 to 800,000. As of September 30, 2015, there are no stock options outstanding.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO RISK MANAGEMENT

We attempt to make our compensation programs discretionary, balanced and focused on the long term. We believe goals and objectives of our compensation programs reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Our approach to compensation practices and policies applicable to employees and consultants is consistent with that followed for its executives. Based on these factors, we believe that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at June 13, 2016, with respect to the beneficial ownership of shares of common stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of common stock, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our executive officers and directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown.   In computing the number and percentage of shares beneficially owned by each person, we include any shares of common stock that could be acquired within 60 days by the exercise of options or warrants.   These shares, however, are not counted in computing the percentage ownership of any other person.  As of June 13, 2016, there were 9,804,907 shares of common stock outstanding.

	Number of			Percent of
Name/Address	shares		Title of class	Class (1)
Eric S. Langan	650,000	(2)	Common stock	6.63%
10959 Cutten Road
Houston, Texas 77066
Phillip K. Marshall	13,810		Common stock	0.14%
10959 Cutten Road
Houston, Texas 77066
Robert L. Watters	-0-		Common stock	-0-%
315 Bourbon Street
New Orleans, Louisiana 70130
Steven L. Jenkins	-0-		Common stock	-0-%
16815 Royal Crest Drive
Suite 160
Houston, Texas 77058
Travis Reese	11,605		Common stock	0.12%
10959 Cutten Road
Houston, Texas 77066
Nour-dean Anakar	-0-		Common stock	-0-%
3978 Sorrento Valley Drive, #100
San Diego, California 92121
Luke Lirot	517		Common stock	-0-%
2240 Belleair Road, Suite 190
Clearwater, FL 33764
All of our Directors and Officers as a Group of seven persons	675,932		Common stock	6.89%
Dimensional Fund Advisors LP (3)	840,718		Common stock	8.57%
Building One, 6300 Bee Cave Road
Austin, Texas, 78746

(1)	These percentages exclude treasury shares in the calculation of percentage of class.

(2)	Excludes 58,000 shares of common stock that are not vested.

(3)	Based on the most recently available Schedule 13G/A filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP. Dimensional Fund Advisors LP, an investment adviser, beneficially owned 840,718 shares of common stock, with sole voting power over 830,596 shares, and sole dispositive power over 840,718 shares.

The Company is not aware of any arrangements that could result in a change in control of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own beneficially more than ten percent of our common stock, to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely upon a review of Forms 3, 4 and 5 furnished to us during the fiscal year ended September 30, 2015, we believe that the directors, executive officers, and greater than ten percent beneficial owners have complied with all applicable filing requirements during the fiscal year ended September 30, 2015, with the exception of a Form 4 that Eric Langan, our Chairman and Chief Executive Officer, was late in filing.

_______________________________________________________________________

PROPOSAL 2

TO RATIFY THE SELECTION OF WHITLEY PENN LLP AS OUR INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016

________________________________________________________________________

The Board of Directors has selected Whitley Penn LLP as our independent registered public accounting firm for the current fiscal year.  Although not required by law or otherwise, the selection is being submitted to our stockholders as a matter of corporate policy for their approval.  The Board of Directors wishes to obtain from the stockholders a ratification of their action in appointing their existing independent registered public accounting firm, Whitley Penn LLP for the fiscal year ending September 30, 2016.  Such ratification requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the Annual Meeting.

In the event the appointment of Whitley Penn LLP as our independent registered public accounting firm is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select another independent registered public accounting firm for the fiscal year ending September 30, 2016.  A representative of Whitley Penn LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires and to respond to appropriate questions.  The Board of Directors unanimously recommends a vote FOR the ratification of Whitley Penn LLP as our independent registered public accounting firm for fiscal year ending September 30, 2016.

The following table sets forth the aggregate fees paid or accrued for professional services and the aggregate fees paid or accrued for audit-related services and all other services rendered by Whitley Penn LLP for the audit of our annual financial statements for fiscal years 2015, 2014 and 2013.

	2015	2014	2013
(in thousands)
Audit fees	$295	$305	$295
Audit-related fees	11	-	-
Tax fees	116	126	78
All other fees	-	-	-

Total	$422	$431	$373

The category of “Audit fees” includes fees for our annual audit, quarterly reviews and services rendered in connection with regulatory filings with the SEC, such as the issuance of comfort letters and consents.

The category of “Audit-related fees” includes acquisition audits, internal control reviews and accounting consultation.

The category of “Tax fees” includes consultation related to corporate development activities.

All above audit services, audit-related services and tax services were pre-approved by the Audit Committee, which concluded that the provision of such services by Whitley Penn LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s outside auditor independence policy provides for pre-approval of all services performed by the outside auditors.

___________________________________________________________________

PROPOSAL 3

OTHER MATTERS

___________________________________________________________________

The Board of Directors is not aware of any other matters to be presented for action at the Annual Meeting.  If any other matter is properly presented at the Annual Meeting, however, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

FUTURE PROPOSALS OF STOCKHOLDERS

Proposals for Inclusion in our 2017 Proxy Materials

Under SEC rules, if a stockholder wants us to include a proposal in our 2017 proxy materials for presentation at our 2017 Annual Meeting of Stockholders, then the proposal must be received at our principal executive offices at 10959 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary, by February 28, 2017. All proposals must comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Other Proposals or Nominations to be brought before our 2017 Annual Meeting

Under our Bylaws, a stockholder must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at an Annual Meeting of Stockholders (other than a stockholder proposal submitted for inclusion in our proxy materials under SEC rules). These procedures provide that a nomination or the introduction of an item of business at an Annual Meeting of Stockholders must be submitted in writing to our Corporate Secretary at our principal executive offices at 10959 Cutten Road, Houston, Texas 77066.

Any stockholder considering introducing a nomination or other item of business should carefully review our Bylaws, which are available at http://www.rcihospitality.com/investor.

We must receive written notice of your intention to nominate a Director or to propose an item of business at our 2017 Annual Meeting according to this schedule:

If the 2017 Annual Meeting is to be held within 30 days before or after the anniversary of the date of this year’s Annual Meeting (August 9, 2016), then we must receive it not less than 90 days nor more than 120 days in advance of the anniversary of the 2016 Annual Meeting.

If the 2017 Annual Meeting is to be held on a date not within 30 days before or after such anniversary, then we must receive it no later than 10 days following the first to occur:

•	the date on which notice of the date of the 2017 Annual Meeting is mailed; or
•	the date public disclosure of the date of the 2017 Annual Meeting is made.

Upon written request, we will provide, without charge, a copy of our Bylaws. Requests should be directed to our principal executive offices at 10959 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary.

MISCELLANEOUS

Only one Notice of Internet Availability of Proxy Materials (the “Notice”) is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of the Notice to any stockholder at a shared address to which a single copy of the Notice was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of the Notice or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (281) 397-6730 or by mail to our address at 10959 Cutten Road, Houston, Texas 77066, Attention: Corporate Secretary.  In addition, stockholders sharing an address can request delivery of a single copy of proxy materials and/or notices if you are receiving multiple copies upon written or oral request to the President at the address and telephone number stated above.

BY ORDER OF THE BOARD OF DIRECTORS

ERIC S. LANGAN
CHAIRMAN OF THE BOARD AND PRESIDENT

June 28, 2016

HOUSTON, TEXAS

RCI HOSPITALITY HOLDINGS, INC.
10959 CUTTEN ROAD
HOUSTON,TX 77066

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Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:	☐	☐	☐	______________

1. Election of Directors

Nominees

01 Eric S. Langan   02 Robert L. Watters   03 Steven L. Jenkins   04 Nour-Dean Anakar   05 Travis Reese
06 Luke Lirot

The Board of Directors recommends you vote FOR proposals 2. and 3..	For	Against	Abstain
2. PROPOSAL TO RATIFY THE SELECTION OF WHITLEY PENN LLP AS THE COMPANY'S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2016.	☐	☐	☐
3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000295664_1 R1.0.1.25

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, President's Letter is/are available at www.proxyvote.com

RCI HOSPITALITY HOLDINGS, INC.
Annual Meeting of Stockholders
August 9, 2016 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Eric S. Langan and Travis Reese, and each of them as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and to vote all shares of common stock of RCI Hospitality Holdings, Inc. held of record by the undersigned on June 13, 2016, at the Annual Meeting of Stockholders to be held on August 9, 2016, at 10:00 AM (Central Time) at 315 Bourbon Street, New Orleans, Louisiana 70130 (at Rick's Cabaret), and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN NUMBER 1, FOR THE RATIFICATION IN NUMBER 2, AND FOR THE APPROVAL IN NUMBER 3.

Continued and to be signed on reverse side

0000295664_2 R1.0.1.25

Dear Fellow Stockholders:

In October 2015, we celebrated the 20th anniversary of RCI’s Initial Public Offering on NASDAQ. Over the last two decades, we took a handful of gentlemen’s clubs, combined with our renowned quality service, to create a nationwide company. Today, with a portfolio of more than 40 clubs and restaurants, we are considered one of the leading hospitality companies where entertainment plays a major role in driving food and beverage sales. Under current management since March 1999, total annualized return on our stock has been approximately three times greater than the S&P 500.

Having made RCI a bigger company by focusing on buying and opening clubs, opening restaurants and growing sales, in Fiscal 2016 we focused on making RCI a better investment by improving our return metrics. We developed a disciplined capital allocation strategy based on our free cash flow (FCF). We define FCF in the traditional manner: cash flows from operating activities less maintenance capital expenditures. This provides a good measurement of the cash we generate after cash expenditures, including taxes, required to maintain our asset base.

The amount of FCF we generate relative to our market capitalization enables us to evaluate and choose the best opportunities to enhance shareholder value. This is providing good guidance whether to repurchase shares, buy a new club, or open a new restaurant. Now that we are a substantially larger company, in recent years we have consistently generated a large amount of annual FCF. At $11 per share, where the stock has traded recently, buying back shares is a highly attractive investment that is risk free, since we are buying our own assets, which we know very well.

This doesn’t mean we would not buy clubs or open new restaurants. But at this time, the opportunity has to be exceptional and fit our capital allocation strategy. If we buy/open a new unit, to adjust for risk, we would want a return of about twice the FCF yield of buying back shares. As for debt, only when our shares are trading at $17 does it make sense to pay down our most expensive debt (currently 13%) at an accelerated rate, assuming no pre-payment penalty.

Through April 30, 2016 of Fiscal 2016, the following are examples of how we have implemented our capital allocation strategy:

•	We accelerated our share buyback program. We purchased 566,921 common shares at a cost of $5.4 million. This reduced shares outstanding to 9.889 million from 10.348 million a year ago. The Board of Directors recently increased our authorization to repurchase shares by an additional $5.0 million, for a total of $6.2 million including remaining funds from the previous authorization.

•	The Board initiated a $0.12 per common share annual cash dividend, payable $0.03 a quarter. At $11 per share, that’s a yield of 1.1%. Some institutional funds require a $100 million market cap or 1% yield to invest in a micro-cap stock. With our dividend, we should always meet one of these two requirements, allowing for broader ownership.

•	We began structuring plans for new clubs and restaurants to generate higher returns. A third club in New York City, which we expect to open in the fourth quarter of FY16, and a sixth Bombshells in northwest Houston, which is expected to open in the first quarter of FY17, are anticipated to produce cash on cash returns more than double that of buying back shares.

•	To improve returns on our existing investment in Bombshells, we began rolling out franchise marketing. We believe Bombshells has significant advantages compared to competitors. Being in the club business, we closely watch the growth of national chains in the sports and beer bar business. Typically, they only attract men, for about three hours at night or for sporting events. We saw an opportunity to create a bar / restaurant with much wider appeal. Bombshells attracts men, women, singles, couples, and families, and it does business from lunchtime through late night. This enables us to maximize margins for this type of business. Based on what others have done in this category, we believe there’s the potential to develop 80-100 franchise units.

Expanded access to commercial bank financing has facilitated our capital allocation strategy. Banks are coming to us, to finance the acquisition of our real estate or to refinance existing higher rate mortgages. This allows us to take advantage of the fact that we own most of our real estate, which is now a major source of collateral. When we want to make an acquisition, we don’t have to raise new equity capital. We can use a combination of bank financing and our strong FCF. Bank financing is also significantly reducing our interest rates on loans. The end results are enhanced profitability and increased liquidity, making RCI the acquirer of choice in the industry.

Because it is so important, we began implementing a plan to expand our FCF in FY16 and beyond through the following measures:

•	With our access to bank financing, we’ve been able to buy the real estate underlying two of our major units, Tootsie’s Cabaret Miami and Rick’s Cabaret New York. This should help to significantly reduce our cost of occupancy, which we measure as a combination of rent plus interest.

•	We are working on growing club operating margins. For example, over the past two years, we have eliminated six non-performing clubs. In addition, we have re-concepted two clubs to generate a higher level of revenues.

•	We are working on reducing other costs. For example, we have begun engaging new, lower cost social media marketing instead of the more expensive radio advertising we’ve used in the past.

In closing, we want to thank our management, staff and the entertainers who make our clubs and restaurants the best in their class. We also want to thank our stockholders for their continued support. You make it possible for us to innovate, grow and create value.

Sincerely,

Eric S. Langan

President and CEO

Note: All references to, the “company,” “we,” “our,” and similar terms include RCI Hospitality Holdings, Inc. and its subsidiaries, unless the context indicates otherwise.

Forward-Looking Statements: This letter may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company’s actual results to differ materially from those indicated in this letter, including the risks and uncertainties associated with operating and managing an adult business, the business climates in cities where it operates, the success or lack thereof in launching and building the company’s businesses, risks and uncertainties related to cybersecurity, conditions relevant to real estate transactions, and numerous other factors such as laws governing the operation of adult entertainment businesses, competition and dependence on key personnel. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.